Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statements No. 333-180219 and No. 333-193098 on Form S-8 and Registration Statement No. 333-188728 on Form S-3 of M/A-COM Technology Solutions Holdings, Inc. of our report dated March 6, 2014, relating to the consolidated financial statements of BinOptics Corporation as of December 31, 2013 and 2012, and for each of the years then ended, appearing elsewhere in this Amendment No. 1 to Form 8-K.

/s/ Sciarabba Walker & Co., LLP

Ithaca, New York

February 2, 2015